Exhibit 99.1

Contact: Dan Cravens

480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS RECORD THIRD QUARTER PRETAX PROFIT

Record pretax profit of $367 million excluding special items

Highlights of US Airways Group, Inc.’s (the Company) third quarter 2013 results:

•	Revenue growth of 9 percent led to a record third quarter pretax profit excluding net special items of $367 million—a $174 million, or 90%, year-over-year improvement.

•	The Company continues to make significant progress in its merger integration planning with American Airlines. Both companies are preparing for a vigorous defense of the merger, with the trial scheduled to begin on Nov. 25.

TEMPE, Ariz., Oct. 23, 2013 — US Airways Group, Inc. (NYSE: LCC) today reported its third quarter 2013 financial results. For the third quarter 2013, pretax profit excluding net special items was a record $367 million, a $174 million, or 90%, year-over-year improvement.

On a GAAP basis, the Company reported a third quarter pretax profit of $336 million, up from $246 million in 2012. The GAAP net profit for the third quarter 2013 was $216 million, or $1.04 per diluted share versus a GAAP net profit of $245 million, or $1.24 per diluted share, for the same period in 2012. The Company’s 2013 third quarter results include a provision for income tax of $120 million, comprised principally of non-cash federal income tax expense, while the 2012 provision for income tax was only $1 million.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

US Airways’ Chairman and CEO Doug Parker said, “We are extremely pleased to report a record pretax profit in the third quarter. These tremendous results are a testament to our 32,000 team members and their dedication to our millions of customers.

“These outstanding results are occurring as our teams continue intensive integration planning work in preparation for our merger with American Airlines. Our hardworking team members, along with their colleagues at American, remain committed to building a combined airline that can compete in the global marketplace. We are eager to present our case and are grateful for the enthusiasm and support our merger continues to receive.”

Revenue and Cost Comparisons

Total revenues in the third quarter were a record $3.9 billion, up 9.1 percent versus the third quarter 2012 on a 4.1 percent increase in total available seat miles (ASMs). Total revenue per ASM was a record 15.97 cents, up 4.9 percent versus the same period last year driven by a 4.4 percent increase in passenger yield and a record load factor of 85.5 percent.

Total operating expenses in the third quarter were $3.4 billion, up 5.0 percent over the same period last year on a 4.1 percent increase in ASMs. Mainline cost per available seat mile (CASM) was 12.94 cents, up 1.9 percent. Excluding special items, fuel and profit sharing, mainline CASM was 8.08 cents, up 1.7 percent versus the same period last year. Express CASM excluding special items and fuel was 14.36 cents, up 2.8 percent on a 0.4 percent decrease in ASMs.

Liquidity

During the third quarter, the Company repaid in full the prepaid miles loan issued in connection with its Barclays affinity credit card program at its face amount of $200 million. As of September 30, 2013, the Company had $3.9 billion in total cash and investments, of which $350 million was restricted. This is up $1.1 billion from the Company’s third quarter 2012 total cash and investments balance of $2.8 billion, of which $347 million was restricted.

Special Items

The Company recognized approximately $31 million of net special items before taxes in the third quarter. Mainline operating special items totaled $40 million and consisted primarily of merger related costs. Express operating special items consisted of a $14 million credit resulting from a favorable arbitration ruling related to a vendor contract. The Company also recognized approximately $5 million in nonoperating special items primarily related to non-cash write offs of debt discount associated with conversions of our 7.25% convertible senior notes. The net tax effect of these special items was approximately $6 million.

Notable Accomplishments

•	As part of the Company’s fleet renewal program, the Company took delivery of five new A321 aircraft and one new A330-200 aircraft. These aircraft replaced 737-400 aircraft.

•	Standard & Poor’s (S&P) raised the Company’s credit rating by one notch from “B-” to “B.” S&P cited the Company’s improved financial results and strong cash position as part of its upgrade.

•	As part of the Company’s operational incentive program, employees have earned approximately $10 million in year-to-date operational incentive payouts.

•	Pilots at PSA Airlines, a wholly-owned subsidiary of US Airways, represented by the Air Line Pilots Association (ALPA), ratified a Letter of Agreement that amends their existing collective bargaining agreement originally reached with the airline on March 27, 2013.

•	Introduced US Airways’ Track Your Bag, a free service allowing customers with a smartphone, tablet or laptop connected to the internet access to real-time information on the status of their checked luggage. Customers can check when their luggage is loaded and offloaded on their flight.

•	Announced agreement with Bags VIP delivery service that allows customers to schedule luggage delivery directly to their home, hotel or business. Travelers can schedule and pay for Bags VIP delivery up to one hour prior to their scheduled departure by visiting maketraveleasier.com/usairways.

•	US Airways’ Education Foundation awarded $270,000 in educational grants to 21 nonprofit organizations in the airline’s hub cities of Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. as part of its 2013 Community Education Grant Program.

•	In partnership with the American Cancer Society’s Making Strides Against Breast Cancer (MSABC), the Company has launched its second annual “BE PINK” campaign. As part of the campaign, thousands of employees have purchased and are wearing pink uniform items in October, which is National Breast Cancer Awareness Month. Proceeds from the sale of uniform items are donated to the American Cancer Society. In addition, employees will show their support of breast cancer programs through the sponsorship of MSABC walks in the airline’s hub cities of Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C.

•	As part of the Company’s “Hope Takes Flight” campaign, which benefits United Way, US Airways’ employees raised more than $1.4 million. Money raised will go to support the communities in which US Airways’ employees live and work.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:30 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >>Investor Relations tab. An archive of the call/webcast will be available in the Investor Relations portion of the website.

2013 Investor Guidance

The Company will provide its investor relations guidance on its website (www.usairways.com) immediately following its 12:30 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding special charges, fuel and profit sharing, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its web site. This update will also include the airline’s capacity, fleet plan and estimated capital spending for the remainder of 2013.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves 203 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, and Central and South America. The airline employs more than 32,000 aviation professionals worldwide, operates the world’s largest fleet of Airbus aircraft and is a member of the Star Alliance network, which offers its customers more than 21,900 daily flights to 1,328 airports in 195 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia, Phoenix and Washington, D.C. Aviation Week and Overhaul & Maintenance magazine presented US Airways with the 2012 Aviation Maintenance, Repair and Overhaul (MRO) of the Year Award for demonstrating outstanding achievement and innovation in the area of technical operations. Military Times Edge magazine named US Airways as a Best for Vets employer for the past three years. US Airways was, for the third year in a row, the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCF)

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on AMR’s and US Airways’ current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the lawsuit filed by the Antitrust Division of the U.S. Department of Justice and certain states seeking to enjoin the planned merger of AMR and US Airways on antitrust grounds and the intention of AMR and US Airways to contest such lawsuit vigorously; the challenges and costs of the proposed transaction, including integrating operations and achieving anticipated synergies; the price of, market for and potential market price volatility of common stock of the ultimate parent entity following the closing of the proposed transaction; significant liquidity requirements and substantial levels of indebtedness of the combined company following the closing; potential limitations on the use of certain tax attributes following the closing; failure of the proposed transaction to be completed; and other economic, business, competitive, and/or regulatory factors affecting the business of the combined company after the closing and the businesses of US Airways and AMR generally, including those set forth in the filings of US Airways and AMR with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings, including the registration statement and the proxy statement/prospectus related to the proposed transaction. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Neither AMR nor US Airways assumes any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.

US Airways Group, Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended September 30,		Percent	9 Months Ended September 30,		Percent
	2013	2012	Change	2013	2012	Change

Operating revenues:
Mainline passenger	$2,601	$2,319	12.2	$7,364	$6,881	7.0
Express passenger	857	844	1.6	2,497	2,523	(1.0)
Cargo	37	35	5.5	114	114	0.3
Other	360	335	7.3	1,125	1,035	8.6

Total operating revenues	3,855	3,533	9.1	11,100	10,553	5.2

Operating expenses:
Aircraft fuel and related taxes	915	893	2.4	2,648	2,659	(0.4)
Salaries and related costs	681	609	11.7	2,018	1,888	6.9
Express expenses:
Fuel	265	272	(2.5)	797	830	(4.0)
Other	507	509	(0.3)	1,553	1,556	(0.2)
Aircraft rent	150	160	(6.2)	457	483	(5.4)
Aircraft maintenance	170	171	(0.8)	512	506	1.1
Other rent and landing fees	166	148	12.5	467	419	11.3
Selling expenses	129	122	5.6	366	359	2.1
Special items, net	40	14	nm	103	25	nm
Depreciation and amortization	73	60	22.7	210	182	15.2
Other	331	307	7.8	957	915	4.8

Total operating expenses	3,427	3,265	5.0	10,088	9,822	2.7

Operating income	428	268	59.6	1,012	731	38.4

Nonoperating income (expense):
Interest income	—	—	24.2	1	1	36.0
Interest expense, net	(88)	(89)	(0.8)	(263)	(256)	2.5
Other, net	(4)	67	nm	(16)	125	nm

Total nonoperating expense, net	(92)	(22)	nm	(278)	(130)	nm

Income before income taxes	336	246	36.4	734	601	22.1

Income tax provision	120	1	nm	187	1	nm

Net income	$216	$245	(11.9)	$547	$600	(8.8)

Earnings per common share:
Basic	$1.12	$1.51		$3.10	$3.70

Diluted	$1.04	$1.24		$2.69	$3.06

Shares used for computation (in thousands):
Basic	193,416	162,418		176,511	162,286

Diluted	208,403	204,603		207,760	203,532

Note: Percent change may not recalculate due to rounding.

US Airways Group, Inc.

Operating Statistics

	3 Months Ended September 30,				9 Months Ended September 30,
	2013	2012	Change		2013	2012	Change

Mainline
Revenue passenger miles (millions)	17,809	16,860	5.6%		50,068	47,564	5.3%
Available seat miles (ASM) (millions)	20,513	19,560	4.9%		58,667	56,665	3.5%
Passenger load factor (percent)	86.8	86.2	0.6	pts	85.3	83.9	1.4	pts
Yield (cents)	14.61	13.75	6.2%		14.71	14.47	1.7%
Passenger revenue per ASM (cents)	12.68	11.85	7.0%		12.55	12.14	3.4%

Passenger enplanements (thousands)	14,543	13,739	5.9%		42,781	40,927	4.5%
Departures (thousands)	115	112	3.1%		345	341	1.0%
Aircraft at end of period	344	338	1.8%		344	338	1.8%

Block hours (thousands)	320	310	3.4%		944	922	2.5%
Average stage length (miles)	1,050	1,051	(0.1)%		1,021	1,010	1.2%
Average passenger journey (miles)	1,821	1,829	(0.4)%		1,724	1,726	(0.1)%
Fuel consumption (gallons in millions)	304	291	4.3%		868	841	3.2%
Average aircraft fuel price including related taxes (dollars per gallon)	3.01	3.06	(1.8)%		3.05	3.16	(3.5)%
Full-time equivalent employees at end of period	31,964	30,845	3.6%		31,964	30,845	3.6%

Operating cost per ASM (cents)	12.94	12.70	1.9%		13.19	13.12	0.5%
Operating cost per ASM excluding special items (cents)	12.75	12.63	0.9%		13.01	13.08	(0.5)%
Operating cost per ASM excluding special items and fuel (cents)	8.29	8.06	2.8%		8.50	8.39	1.4%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.08	7.95	1.7%		8.34	8.29	0.6%

Express*
Revenue passenger miles (millions)	2,837	2,850	(0.5)%		8,343	8,112	2.8%
Available seat miles (millions)	3,630	3,644	(0.4)%		10,723	10,722	—%
Passenger load factor (percent)	78.1	78.2	(0.1	) pts	77.8	75.7	2.1	pts
Yield (cents)	30.22	29.59	2.1%		29.93	31.10	(3.8)%
Passenger revenue per ASM (cents)	23.61	23.15	2.0%		23.29	23.54	(1.1)%

Passenger enplanements (thousands)	7,252	7,326	(1.0)%		21,285	21,166	0.6%
Aircraft at end of period	281	282	(0.4)%		281	282	(0.4)%
Fuel consumption (gallons in millions)	88	89	(0.5)%		260	261	(0.1)%
Average aircraft fuel price including related taxes (dollars per gallon)	3.00	3.07	(2.1)%		3.06	3.18	(3.9)%

Operating cost per ASM (cents)	21.27	21.42	(0.7)%		21.91	22.25	(1.5)%
Operating cost per ASM excluding special items (cents)	21.65	21.42	1.1%		22.03	22.22	(0.9)%
Operating cost per ASM excluding special items and fuel (cents)	14.36	13.97	2.8%		14.60	14.48	0.8%

Total Mainline & Express
Revenue passenger miles (millions)	20,646	19,710	4.7%		58,411	55,676	4.9%
Available seat miles (millions)	24,143	23,204	4.1%		69,390	67,387	3.0%
Passenger load factor (percent)	85.5	84.9	0.6	pts	84.2	82.6	1.6	pts
Yield (cents)	16.75	16.04	4.4%		16.88	16.89	(0.1)%
Passenger revenue per ASM (cents)	14.32	13.63	5.1%		14.21	13.96	1.8%
Total revenue per ASM (cents)	15.97	15.22	4.9%		16.00	15.66	2.1%

Passenger enplanements (thousands)	21,795	21,065	3.5%		64,066	62,093	3.2%
Aircraft at end of period	625	620	0.8%		625	620	0.8%
Fuel consumption (gallons in millions)	392	380	3.2%		1,128	1,102	2.4%
Average aircraft fuel price including related taxes (dollars per gallon)	3.01	3.07	(1.9)%		3.05	3.17	(3.6)%

Operating cost per ASM (cents)	14.20	14.07	0.9%		14.54	14.58	(0.3)%
Operating cost per ASM excluding special items (cents)	14.09	14.01	0.5%		14.41	14.53	(0.9)%
Operating cost per ASM excluding special items and fuel (cents)	9.20	8.99	2.3%		9.44	9.36	0.9%
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.03	8.90	1.5%		9.31	9.27	0.3%

*	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines, Chautauqua Airlines and SkyWest Airlines.

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and express CASM excluding fuel is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended September 30,		9 Months Ended September 30,
	2013	2012	2013	2012
Reconciliation of Income Before Income Taxes Excluding Special Items	(In millions, except share and per share amounts)		(In millions, except share and per share amounts)

Income before income taxes as reported	$336	$246	$734	$601
Special items:
Special items, net (1)	40	14	103	25
Express operating special items, net (2)	(14)	—	(12)	3
Nonoperating special items, net (3)	5	(67)	6	(137)

Income before income taxes as adjusted for special items	$367	$193	$831	$492

	3 Months Ended September 30,		9 Months Ended September 30,
Reconciliation of Net Income Excluding Special Items	2013	2012	2013	2012

Net income as reported	$216	$245	$547	$600
Special items:
Special items, net (1)	40	14	103	25
Express operating special items, net (2)	(14)	—	(12)	3
Nonoperating special items, net (3)	5	(67)	6	(137)
Net tax effect of special items	(6)	—	(25)	—

Net income as adjusted for special items	$241	$192	$619	$491

	3 Months Ended September 30,		9 Months Ended September 30,
Reconciliation of Basic and Diluted Earnings Per Share As Adjusted for Special Items	2013	2012	2013	2012

Net income as adjusted for special items	$241	$192	$619	$491

Shares used for computation (in thousands):
Basic	193,416	162,418	176,511	162,286

Diluted	208,403	204,603	207,760	203,532

Earnings per share as adjusted for special items:
Basic	$1.24	$1.18	$3.51	$3.03

Diluted (4)	$1.16	$0.98	$3.04	$2.53

	3 Months Ended September 30,		9 Months Ended September 30,
Reconciliation of Operating Income Excluding Special Items	2013	2012	2013	2012

Operating income as reported	$428	$268	$1,012	$731

Special items:
Special items, net (1)	40	14	103	25
Express operating special items, net (2)	(14)	—	(12)	3

Operating income as adjusted for special items	$454	$282	$1,103	$759

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended September 30,		9 Months Ended September 30,
Items, Fuel and Profit Sharing—Mainline only	2013	2012	2013	2012

Total operating expenses	$3,427	$3,265	$10,088	$9,822
Less express expenses:
Fuel	(265)	(272)	(797)	(830)
Other	(507)	(509)	(1,553)	(1,556)

Total mainline operating expenses	2,655	2,484	7,738	7,436

Special items, net (1)	(40)	(14)	(103)	(25)

Mainline operating expenses, excluding special items	2,615	2,470	7,635	7,411

Aircraft fuel and related taxes	(915)	(893)	(2,648)	(2,659)

Mainline operating expenses, excluding special items and fuel	1,700	1,577	4,987	4,752

Profit sharing	(42)	(21)	(95)	(54)

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,658	$1,556	$4,892	$4,698

(In cents)
Mainline operating expenses per ASM	$12.94	$12.70	$13.19	$13.12

Special items, net per ASM (1)	(0.20)	(0.07)	(0.18)	(0.04)

Mainline operating expenses per ASM, excluding special items	12.75	12.63	13.01	13.08

Aircraft fuel and related taxes per ASM	(4.46)	(4.57)	(4.51)	(4.69)

Mainline operating expenses per ASM, excluding special items and fuel	8.29	8.06	8.50	8.39

Profit sharing per ASM	(0.20)	(0.11)	(0.16)	(0.10)

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.08	$7.95	$8.34	$8.29

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended September 30,		9 Months Ended September 30,
Items and Fuel—Express only	2013	2012	2013	2012

Total express operating expenses	$772	$781	$2,350	$2,386

Express operating special items, net (2)	14	—	12	(3)

Express operating expenses, excluding special items	786	781	2,362	2,383

Aircraft fuel and related taxes	(265)	(272)	(797)	(830)

Express operating expenses, excluding special items and fuel	$521	$509	$1,565	$1,553

(In cents)
Express operating expenses per ASM	$21.27	$21.42	$21.91	$22.25

Express operating special items, net per ASM (2)	0.38	—	0.11	(0.03)

Express operating expenses per ASM, excluding special items	21.65	21.42	22.03	22.22

Aircraft fuel and related taxes per ASM	(7.29)	(7.45)	(7.43)	(7.74)

Express operating expenses per ASM, excluding special items and fuel	$14.36	$13.97	$14.60	$14.48

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Reconciliation of Operating Cost per ASM Excluding Special	3 Months Ended September 30,		9 Months Ended September 30,
Items, Fuel and Profit Sharing—Total Mainline and Express	2013	2012	2013	2012

Total operating expenses	$3,427	$3,265	$10,088	$9,822

Special items:
Special items, net (1)	(40)	(14)	(103)	(25)
Express operating special items, net (2)	14	—	12	(3)

Total operating expenses, excluding special items	3,401	3,251	9,997	9,794

Fuel:
Aircraft fuel and related taxes—mainline	(915)	(893)	(2,648)	(2,659)
Aircraft fuel and related taxes—express	(265)	(272)	(797)	(830)

Total operating expenses, excluding special items and fuel	2,221	2,086	6,552	6,305

Profit sharing	(42)	(21)	(95)	(54)

Total operating expenses, excluding special items, fuel and profit sharing	$2,179	$2,065	$6,457	$6,251

(In cents)
Total operating expenses per ASM	$14.20	$14.07	$14.54	$14.58

Special items per ASM:
Special items, net (1)	(0.17)	(0.06)	(0.15)	(0.04)
Express operating special items, net (2)	0.06	—	0.02	(0.01)

Total operating expenses per ASM, excluding special items	14.09	14.01	14.41	14.53

Fuel per ASM:
Aircraft fuel and related taxes—mainline	(3.79)	(3.85)	(3.82)	(3.95)
Aircraft fuel and related taxes—express	(1.10)	(1.17)	(1.15)	(1.23)

Total operating expenses per ASM, excluding special items and fuel	9.20	8.99	9.44	9.36

Profit sharing per ASM	(0.17)	(0.09)	(0.14)	(0.08)

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.03	$8.90	$9.31	$9.27

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

1)	The 2013 third quarter consisted primarily of merger related costs. The 2013 nine month period consisted primarily of merger related costs and charges related to the ratification of the US Airways flight attendant collective bargaining agreement.

The 2012 third quarter and nine month periods consisted primarily of merger related costs and auction rate securities arbitration costs.

2)	The 2013 third quarter and nine month periods consisted primarily of a credit due to a favorable arbitration ruling related to a vendor contract.
3)	The 2013 third quarter consisted of $5 million in charges primarily related to non-cash write offs of debt discount in connection with conversions of 7.25% convertible senior notes. The 2013 nine month period consisted of $36 million in charges primarily related to non-cash write offs of debt discount and debt issuance costs in connection with conversions of 7.25% convertible senior notes and repayment of the former Citicorp North America term loan, offset in part by a $30 million credit in connection with an award received in an arbitration related to previous investments in auction rate securities.

The 2012 third quarter consisted primarily of a $69 million gain related to the slot transaction with Delta Air Lines, Inc. (“Delta”). The 2012 nine month period consisted primarily of a $142 million gain related to the slot transaction with Delta, offset in part by $3 million in debt prepayment penalties and non-cash write offs of certain debt issuance costs related to the refinancing of two Airbus aircraft.

4)	The 2013 third quarter and nine month period diluted EPS excludes $1 million and $12 million of interest expense, net of profit sharing and income tax effects, respectively, related to 7.25% convertible notes. The 2012 third quarter and nine month period diluted EPS excludes $8 million and $23 million of interest expense, net of profit sharing, respectively, related to 7.25% and 7% convertible notes.

US Airways Group, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets

Current assets
Cash, cash equivalents and investments in marketable securities	$3,521	$2,376
Accounts receivable, net	412	298
Materials and supplies, net	360	300
Prepaid expenses and other	1,033	608

Total current assets	5,326	3,582

Property and equipment
Flight equipment	6,202	5,188
Ground property and equipment	1,070	1,005
Less accumulated depreciation and amortization	(1,932)	(1,733)

	5,340	4,460

Equipment purchase deposits	252	244

Total property and equipment	5,592	4,704

Other assets
Other intangibles, net	521	539
Restricted cash	350	336
Other assets	277	235

Total other assets	1,148	1,110

Total assets	$12,066	$9,396

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$405	$417
Accounts payable	361	366
Air traffic liability	1,356	1,054
Accrued compensation and vacation	328	258
Accrued taxes	191	181
Other accrued expenses	1,013	1,027

Total current liabilities	3,654	3,303

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	5,506	4,376
Deferred gains and credits, net	258	290
Employee benefit liabilities and other	1,144	637

Total noncurrent liabilities and deferred credits	6,908	5,303

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,301	2,134
Accumulated other comprehensive loss	(7)	(7)
Accumulated deficit	(792)	(1,339)

Total stockholders’ equity	1,504	790

Total liabilities and stockholders’ equity	$12,066	$9,396